Exhibit 10.13

INSURANCE SERVICES OFFICE, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
SAVINGS PLAN

TABLE OF CONTENTS Section
PREAMBLE
ARTICLE 1 - DEFINITIONS
1.01 Account
1.02 Aggregate Contributions
1.03 Beneficiary
1.04 Board
1.05 CEO
1.06 Change in Payment Election
1.07 Change in Payment Election Form
1.08 Code
1.09 Effective Date
1.10 Eligible Employee
1.11 Employee Contributions Sub-account
1.12 Employer
1.13 ERISA
1.14 Excess Matching Contributions
1.15 Excess Matching Contributions Sub-account
1.16 Excess Salary Reduction Contributions
1.17 Grandfathered Amount
1.18 ISO
1.19 Initial Election Form
1.20 Participant
1.21 Plan
1.22 Plan Administrator
1.23 Plan Year
1.24 Savings Plan
1.25 Savings Plan Limits
1.26 Section 409A
1.27 Section 409A Amount
1.28 Separation from Service
1.29 Unforeseeable Emergency
1.30 Voluntary Basic Employee Contributions
1.31 Voluntary Supplemental Employee Contributions
ARTICLE 2 - PARTICIPATION
2.01 When Participation Begins
2.02 Payment Elections
ARTICLE 3 - CONTRIBUTIONS

3.01	Determination of Contributions
3.02	Accounts and Credits to Accounts
3.03	Employer Contributions
3.04	Deemed Participant Investment Allocation
3.05	Beneficiaries
3.06	Assignments not Permitted
ARTICLE	4 - VESTING
ARTICLE	5 - LIMITATIONS
5.01	Type of Plan
ARTICLE	6 - PAYMENT OF BENEFITS
6.01	Distributions
6.02	Form of Distributions
6.03	Amending the Time and Form of Distribution
6.04	Hardship Distributions
6.05	Six-Month Wait
ARTICLE	7 - ADMINISTRATION AND CLAIM PROCEDURES
7.01	Administration
7.02	General Power
7.03	Records
7.04	Insurance
7.05	Plan Administrator Discretion
7.06	Applications
7.07	Information and Proof
7.08	Right of Appeal
ARTICLE	8 - AMENDMENT, TERMINATION AND MERGER
8.01	Amendment
8.02	Termination
8.03	Merger
ARTICLE	9 - MISCELLANEOUS
9.01	Limitations on Liability
9.02	No Contract
9.03	Applicable Law
9.04	Severability
9.05	Interpretation
9.06	No Alienation of Benefits
9.07	Withholding of Taxes
9.08	Limitation on Participant's Rights

PREAMBLE

Effective October 8, 2000 (for pay periods beginning on or after October 8, 2000), the Plan, which is unfunded, was established and continues to be maintained by Insurance Services Office, Inc. ("ISO") primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan shall be maintained solely for the purposes of providing benefits for certain management or highly compensated employees in excess of the limitations imposed by Sections 415, 401(a)(17), 401(k)(3), 401(m), and 402(g) of the Internal Revenue Code of 1986 ("Code") on the benefits provided under the ISO 401(k) Savings and Employee Stock Ownership Plan (the "Savings Plan"). The Plan is intended to be an unfunded arrangement for purposes of the Code and ERISA. The Plan was most recently amended and restated effective as of January 1, 2009.

ARTICLE 1 - DEFINITIONS

Whenever referred to in the Plan, the following capitalized terms shall have the meaning set forth below except where otherwise provided. As used in the Plan, the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, as the context dictates.

1.01 Account

"Account" means the account established for a Participant and maintained on the books of ISO to which the Participant's Voluntary Basic Employee Contributions, Voluntary Supplemental Employee Contributions, Excess Salary Reduction Contributions and Excess Matching Contributions are credited. A Participant's Account may be composed of sub-accounts, one of which reflects credits for Grandfathered Amounts and another of which reflects credits for Section 409A Amounts.

1.02 Aggregate Contributions

"Aggregate Contributions" means a Participant's total Voluntary Basic Employee Contributions, Voluntary Supplemental Employee Contributions, Excess Salary Reduction Contributions and Excess Matching Contributions.

1.03 Beneficiary

"Beneficiary" means a person who is entitled to receive benefits under the Plan. The Beneficiary shall be the individual who is designated by the Participant in writing in accordance with procedures established by the Plan Administrator from time to time. In the event that the Participant has no beneficiary, the Beneficiary will be the Participant's estate.

1.04 Board

"Board" means the Board of Directors of ISO.

1.05 CEO

"CEO" means the Chief Executive Officer of ISO.

1.06 Change in Payment Election

"Change in Payment Election" means the election by a Participant to change the timing and/or the manner in which such Participant's Account is distributed, as set forth in Section 6.03.

1.07 Change in Payment Election Form

"Change in Payment Election Form" means the form that a Participant must complete in order to effectuate a Change in Payment Election, which form must be provided and approved by the Plan Administrator.

1.08 Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time. Section references hereunder are to such sections as they existed at the time the Plan document was amended and restated and to their successor provisions, if any.

1.09 Effective Date

"Effective Date" means October 8, 2000. The Plan was most recently amended and restated effective as of January 1,2009.

1.10 Eligible Employee

"Eligible Employee" means (i) with respect to individuals who commence employment on or after October 8, 2000, only those common law employees who are (a) in salary grade 20 (or the equivalent) who have been designated as eligible to participate in the Plan by the Plan Administrator or (b) in salary grade 21 or above (or the equivalent) and (ii) with respect to individuals who commence employment before October 8, 2000, only those exempt common law employees specifically designated by the CEO as eligible to participate in the Plan.

1.11 Employee Contributions Sub-account

"Employee Contributions Sub-account" means the sub-account to which a Participant's Voluntary Basic Employee Contributions, Voluntary Supplemental Employee Contributions and Excess Salary Reduction Contributions shall be allocated.

1.12 Employer

"Employer" means ISO and any of its subsidiaries as are specifically designated to be participating employers in the Plan by the approval of the Board.

1.13 ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.14 Excess Matching Contributions

"Excess Matching Contributions" means, after December 31, 2006, an amount equal to (a) the amount of any matching contributions that would have been made, but not actually made, to the Savings Plan for a Participant in a given Plan Year but for any limitation imposed by the Savings Plan Limits plus (b) 75% of the amount of Excess Salary Reduction Contributions made by the Participant during that Plan Year.

1.15 Excess Matching Contributions Sub-account

"Excess Matching Contributions Sub-account" means the sub-account to which a
Participant's Excess Matching Contributions shall be allocated.

1.16 Excess Salary Reduction Contributions

"Excess Salary Reduction Contributions" means, beginning January 1, 2007, the amount elected by a Participant to be contributed to the Plan for a particular Plan Year (which election shall not exceed six percent (6%) of his Compensation as defined in the Savings Plan, but without regard to the Savings Plan Limits), less the amount of the Participant's actual Salary Reduction Contributions to the Savings Plan with respect to such Plan Year.

1.17 Grandfathered Amount

"Grandfathered Amount" means any amount deferred under the Plan to which a Participant has a "legally binding right," and the right to the amount is "earned and vested," before January 1, 2005, as such terms are defined pursuant to Section 409A.

1.18 ISO

"ISO" means Insurance Services Office, Inc.

1.19 Initial Election Form

"Initial Election Form" means the form on which an Eligible Employee elects to participate in the Plan, which form must be provided and approved by the Plan Administrator.

1.20 Participant

"Participant" means any Eligible Employee of an Employer who elects to participate in the Plan, or is deemed to participate in the Plan, pursuant to the terms of Article 2, until such time as such individual's Account has been fully paid out under the Plan.

1.21 Plan

"Plan" means the Insurance Services Office, Inc. Supplemental Executive Retirement
Savings Plan as set forth in this document and as may be amended from time to time.

1.22 Plan Administrator

"Plan Administrator" means the plan administrator appointed by the CEO pursuant to Section 7.01.

1.23 Plan Year

"Plan Year" means the twelve-month period from January 1st through December 31st.

1.24 Savings Plan

"Savings Plan" means the ISO 401(k) Savings and Employee Stock Ownership Plan.

1.25 Savings Plan Limits

"Savings Plan Limits" means the limitations on Salary Reduction Contributions and, beginning January 1, 2007, on Matching Contributions (as defined in the Savings Plan), under the Savings Plan under Sections 415, 401(a)(l7), 401(k)(3), 402(g) and 401(m) of the Code.

1.26 Section 409A

"Section 409A" means Code Section 409A, including any Internal Revenue Service regulations and other guidance issued under such Section.

1.27 Section 409A Amount

"Section 409A Amount" means any amount deferred under the Plan that is not a Grandfathered Amount.

1.28 Separation from Service

"Separation from Service" means "separation from service" (as defined under Section 409A) other than a separation from service due to the death of the Participant. If a Participant is on military leave, sick leave, or other bona fide leave of absence, that Participant will not be deemed to have incurred a Separation from Service unless such leave extends beyond six months, in which case the Separation from Service will occur at the end of such six-month period; provided that a Participant who has a statutory or contractual right to reemployment while on a leave of absence will not be deemed to have incurred a Separation from Service, even if such leave extends beyond six months, as long as such statutory or contractual right remains in effect. However, if a leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform his job duties or the duties of a similar job position, then the six-month period in the prior sentence is replaced with a 29-month period. A leave of absence will constitute a "bona fide leave of absence" only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

1.29 Unforeseeable Emergency

"Unforeseeable Emergency" means, as determined by the Plan Administrator, a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or "dependent" (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. With respect to Section 409A Amounts, the definition and determination of an "Unforeseeable Emergency" shall be construed and made consistent with the definition and determination of such term under Section 409A.

1.30 Voluntary Basic Employee Contributions

"Voluntary Basic Employee Contributions" are not permitted for periods after December
31, 2006.

1.31 Voluntary Supplemental Employee Contributions

"Voluntary Supplemental Employee Contributions" are not permitted for periods after
December 31, 2006.

ARTICLE 2 - PARTICIPATION

2.01 When Participation Begins

An Eligible Employee may join the Plan by completing an Initial Election Form within thirty (30) days of becoming eligible to participate, provided that any deferral election may only be made effective for a Plan Year that has begun (as opposed to a future Plan Year) if (a) the deferral election applies only to compensation paid for services performed after the time the deferral election is made, and (b) the Eligible Employee has not previously been eligible to participate in the Plan or any other nonqualified account balance plan maintained by any Employer that would be aggregated with the Plan pursuant to Treasury Regulation § 1.409A-l(c)(2) (such as the Insurance Services Office, Inc. Deferred Compensation Plan). If an Eligible Employee does not enroll within such thirty (30) days of becoming eligible to participate in accordance with the prior sentence, then such Eligible Employee must wait until the first day of the next Plan Year to begin to participate. Enrollment for such next Plan Year must be made no later than the December 31st before the beginning of such next Plan Year, or such earlier date that the Plan Administrator may establish for administrative reasons. ISO shall notify each Eligible Employee that such individual has become eligible to participate in the Plan. To become a Participant in the Plan, an Eligible Employee must complete an Initial Election Form and such Initial Election Form must be accepted by the Plan Administrator. Notwithstanding the foregoing, an Eligible Employee may become a Participant in the Plan without completing an Initial Election Form with respect to any Excess Matching Contributions that may be made to the Plan in a given Plan Year, but which contributions would have been made to the Savings Plan but for any limitation imposed by the Savings Plan Limits (i.e., Excess Matching Contributions that come within clause (a) of the definition of "Excess Matching Contributions").

2.02 Payment Elections

Before the first year in which an Eligible Employee becomes a Participant in the Plan, an Employee must make a written election setting forth the time and form in which he would like his Account paid to him. This election will be made via an election form provided by the Plan Administrator.

In the event that a Participant does not make a timely election under the prior paragraph, then (a) that Participant will make such time and form of payment election as soon as possible via an election form provided by the Plan Administrator, and such election will only apply to the portion of his Account that is attributable to services performed by such Participant after the calendar year in which such election is made (i.e., the election applies only to amounts earned in future calendar years), and (b) with respect to the portion of his Account that is attributable to services performed by such Participant through the end of the calendar year in which such time and form of payment election is made, such Participant will be deemed to have elected that such portion of his Account be paid in a lump sum upon his Separation from Service.

ARTICLE 3 - CONTRIBUTIONS

3.01 Determination of Contributions

(a)
Types of Contributions. The following types of contributions may be made to the Plan: Excess Salary Reduction Contributions and Excess Matching Contributions. The Employer shall make Excess Matching Contributions to the Plan on behalf of Participants in accordance with the terms of the Plan and the Savings Plan.

(b)	Determination of Excess Contributions. The Plan Administrator shall determine the amount of Excess Salary Reduction Contributions and Excess Matching Contributions for each Plan Year.

(c)
Timing of Contribution Elections. Except as otherwise provided under Article 2, Participants may elect, no later than the December 31st immediately before the beginning of the Plan Year for which the election is to become effective, or by such earlier date as the Plan Administrator may establish for administrative reasons, to make Excess Salary Reduction Contributions. Voluntary Basic Employee Contributions and Voluntary Supplemental Employee Contributions are not permitted for periods after December 31, 2006.

3.02 Accounts and Credits to Accounts

The Plan Administrator shall establish for each Participant a single book-entry Account for the Aggregate Contributions credited on behalf of each Participant. The Account will be comprised of two sub-accounts: the Employee Contributions sub-account (to which Voluntary Basic Employee Contributions, Voluntary Supplemental Employee Contributions, and Excess Salary Reduction Contributions shall be allocated); and the Excess Matching Contributions sub-account (to which any Excess Matching Contributions shall be allocated). The Plan Administrator shall credit a Participant's Employee Contributions sub-account with the Voluntary Basic Employee Contributions, Voluntary Supplemental Employee Contributions, and Excess Salary Reduction Contributions as of each payroll period to which such contributions relate. The Plan Administrator shall credit the Participant's Excess Matching Contributions sub-account with the amount of any Excess Matching Contributions as of each payroll period to which such contributions relates. Additionally, each sub-account will be further divided between Grandfathered Amounts and Section 409A Amounts.

3.03 Employer Contributions

The funds used to pay benefits hereunder shall come solely from the general assets of the Employer and shall remain subject to the claims of the Employer's general creditors in the event of insolvency or bankruptcy, until such amounts actually are paid to a Participant pursuant to the terms of the Plan.

3.04 Deemed Participant Investment Allocation

The benefits under the Plan represent the mere unfunded promise of the Employer to pay such benefits. The Employer may, but is not required to, treat a Participant's book-entry Account as if all or a portion of such Account were notionally invested in the investment options selected by the Participant under the Savings Plan. Such investment directions shall be solely used as a device for the measurement of the benefits payable to a Participant under the Plan, and shall not constitute or be treated as a funded benefit of any kind. A Participant's credits to his Account shall be an unsecured obligation of the Employer to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the amount of the credits at that time. Accounts are maintained for recordkeeping purposes only. During any period in which a Participant is receiving installment payments pursuant to Article 6, earnings and losses shall be credited to such Participant's book-entry Account in the manner described in this Section 3.04.

3.05 Beneficiaries

If the Participant dies before his entire benefit under the Plan has been distributed, any remaining amounts credited to his Account shall be distributed to such Participant's Beneficiary in a lump-sum distribution within sixty (60) days of the Participant's death.

3.06 Assignments not Permitted

Unless permitted by law and approved in advance by the Plan Administrator, all benefits provided to persons under the Plan shall be paid directly to them and shall not otherwise be liable for their debts or other obligations, or assigned, alienated or used as security by them, and shall not be subject to attachment, execution or other legal proceedings. Notwithstanding the foregoing sentence:

(a)
Certain Excess Payments: With respect to Grandfathered Amounts only, if at any time any person has received payments in excess of those that he was entitled to receive as of that date, the Plan Administrator may withhold from future payments due to such person or his Beneficiary such amounts as are necessary to reimburse the Employer for such excess payments.

(b)
Domestic Relations Order. Benefits that otherwise would be paid to the Participant or his Beneficiary but for the requirements of a qualified domestic relations order (QDRO) within the meaning of Code Section 414(p) and ERISA Section 206(d) that has been accepted by the Savings Plan as such shall instead be paid to the "alternate payee or payees" named in such order in accordance with the terms of such order.

ARTICLE 4 - VESTING

Participants shall vest in their Accounts in the same manner as the similar contributions vest under the terms of the Savings Plan. Thus, Participants shall at all times be fully vested in any Excess Salary Reduction Contributions, Voluntary Basic Employee Contributions, and Voluntary Supplemental Employee Contributions, and any earnings deemed credited thereon, as applicable. Participants will vest in any Excess Matching Contributions, and any earnings deemed credited thereon, at the same times that the Participants vest in their matching contributions under the Savings Plan.

ARTICLE 5 - LIMITATIONS

5.01 Type of Plan

Pursuant to ERISA Section 201(2), the Plan is an unfunded deferred compensation plan for the benefit of a select group of management or highly compensated employees, as determined by the Plan Administrator. As such, the following shall apply:

(a)
In General. None of the provisions of Parts 2 or 3 of Title I of ERISA shall apply to the Plan, including, but not limited to, ERISA's minimum standards concerning participation, coverage, vesting and funding.

(b)
Forms of Payment. Payments of benefits will be made directly to Participants or Beneficiaries and no statutory forms, waivers or elections will be required. Benefits hereunder shall be paid pursuant to Article 6 and, with respect to Grandfathered Amounts, in accordance with the Participant's most recently completed Initial Election Form.

ARTICLE 6 - PAYMENT OF BENEFITS

6.01 Distributions

(a)
With respect to Grandfathered Amounts, distribution of all Grandfathered Amounts credited to the Account of the Participant shall commence or be made, as applicable, within sixty (60) days of such Participant's termination of employment. Notwithstanding the foregoing, the Participant may elect, in accordance with procedures adopted by the Plan Administrator, that such distribution shall commence or be made, as applicable, within sixty (60) days of any January 1st, or if earlier, the date of such Participant's termination from employment, as specified by the Participant on the Initial Election Form or the Change in Payment Election Form. Unless otherwise determined by the Plan Administrator, elections under this Section 6.01(a) must be made at least twelve (12) months before the applicable distribution would occur in the absence of such election.

(b)
With respect to Section 409A Amounts, subject to Section 6.05, distribution of all Section 409A Amounts credited to the Account of the Participant shall commence or be made, as applicable, within sixty (60) days of such Participant's Separation from Service. Notwithstanding the foregoing, the Participant may elect, in accordance with procedures adopted by the Plan Administrator and subject to Section 6.05, that such distribution shall commence or be made, as applicable, within sixty (60) days of any January 1st, or if earlier, the date of such Participant's Separation from Service, as specified by the Participant on the Initial Election Form or the Change in Payment Election Form.

(c)	Notwithstanding the foregoing, the distribution of the Participant's Account, if such distribution has not commenced earlier pursuant to Section 6.01(a) or
6.01(b), shall occur upon the date of the Participant's death and be made to the
Participant's Beneficiary in accordance with Section 3.05.

6.02 Form of Distributions

Distribution of the applicable Account shall be payable in a single-sum payment; provided that the Participant may elect in accordance with rules and procedures established by the Plan Administrator (which rules and procedures may include, without limitation, provision for the crediting of earnings and losses on unpaid amounts) to receive equal monthly, quarterly, or annual installment payments over a period not to exceed sixty (60) months.

6.03 Amending the Time and Form of Distribution

(a)
With respect to Grandfathered Amounts, the Plan Administrator may (but need not) permit the Participant to make an election, in accordance with procedures established by the Plan Administrator and on a Change in Payment Election Form approved by the Plan Administrator, at least twelve (12) months before the amounts would otherwise become payable under Section 6.01, to change the time at which such payments would commence (or be made, as applicable) under Section 6.01 and the form in which they would be paid under Section 6.02. Such election is hereinafter referred to as a "Change in Payment Election."

(b)
With respect to Section 409A Amounts, a Participant will be permitted to make an election to change the time at which his Account is payable under Section 6.01 and/or the form in which his Account is payable under Section 6.02 (such election to be referred to as a "Change in Payment Election") only if the following conditions are satisfied:

(i)	the election to change the time or form of payment does not become effective until the date that is one year after the date on which the election to change is made;

(ii)
except with respect to any payment to be made due to Unforeseeable Emergency or the death of the Participant, the time or form of payment, as changed, defers payment of the benefit until at least five years later than when the benefit otherwise would have been paid or commenced to be paid; and

(iii)
with respect to any payment that is to be made upon a fixed date or schedule of dates, the election to change the time or form of payment is made no less than twelve (12) months before the date that such payment otherwise was scheduled to be made.

For purposes of this Section 6.03(b), payments scheduled to be made in the form of installments will be treated as being scheduled to be made on the date that the first installment payment is scheduled to be made (i. e., the installments will be treated as an entitlement to a single payment for purposes of Section 409A).

(c)
Notwithstanding any other provision of the Plan, once a Change in Payment Election has been made, pursuant to Section 6.03(a) or 6.03(b), the Participant shall not be permitted to make any additional Change in Payment Election with respect to any Account balances accrued through the date of such Change in Payment Election. However, the Participant can make further Change in Payment Elections to change the time or manner of payments of any amount in the Participant's Account that has accrued since the date of such Change in Payment Election. With respect to Grandfathered Amounts, if no future Change in Payment Election is executed by the Participant, the entire Account will be distributed to the Participant in accordance with the terms of the original Change in Payment Election, if any.

6.04 Hardship Distributions

Notwithstanding any other provision of the Plan to the contrary, the Participant may receive a distribution from his Account in the event of an Unforeseeable Emergency. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such Unforeseeable Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by future cessation of deferrals under the Plan. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

6.05 Six-Month Wait

This Section 6.05 will only apply if ISO is publicly-traded in accordance with Section
409A. To the extent that any Section 409A Amount payable under the Plan constitutes an amount payable following a Separation from Service to a Participant who is then deemed to be a "specified employee" (as that term is defined in Section 409A and pursuant to procedures established by ISO), then, notwithstanding any other provision in the Plan to the contrary, such Section 409A Amount will not be paid to the Participant during the six-month period immediately following such Participant's Separation from Service. Instead, on the first day of the seventh month following such Separation from Service, all amounts that otherwise would have been paid to such Participant during that six-month period, but were not so paid due to this Section 6.05, will be paid to such Participant in a single lump-sum payment. This six-month delay will not be applicable if the Participant's Separation from Service occurs due to his death or if the Participant dies before the six-month period has elapsed.

ARTICLE 7 - ADMINISTRATION AND CLAIM PROCEDURES

7.01 Administration

The Plan shall be administered by a plan administrator appointed by the CEO. The Plan Administrator shall have all the powers and authority that are necessary to manage the operation and administration of this Plan. The Plan Administrator shall administer the Plan, subject to Section 7.05, in accordance with its express terms and with applicable law.

7.02 General Power

The Plan Administrator is empowered to do all acts, whether or not expressly authorized herein, which the Plan Administrator may deem necessary to accomplish the general objectives of maintaining the Plan solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries, and defraying reasonable expenses of administering the Plan. Such actions shall be taken with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

7.03 Records

The Plan Administrator shall, upon written request, make available to Participants and their Beneficiaries for examination during business hours such records as pertain to the person examining the records.

7.04 Insurance

No bond or security shall be required of the Plan Administrator except as may be required by law. The Plan Administrator, among its powers otherwise described, may authorize the purchase of errors and omissions or other similar insurance for himself or themselves, collectively and/or individually, and/or for any other fiduciary employed by the Plan Administrator to cover liability of losses by reason of the act or omission of a fiduciary.

7.05 Plan Administrator Discretion

(a)
The Plan Administrator shall, subject to any restrictions imposed by applicable law, be the sole judge of the standard of proof required in any case, as well as the application and interpretation of the Plan, and decisions of the Plan Administrator shall be final and binding on all parties. This Section 7.05(a) is subject to Section 7.08.

(b)
The Plan Administrator shall have the exclusive right and discretionary authority to construe the terms of the Plan, to resolve any ambiguities, and to determine any questions which may arise in connection with the Plan's application or administration including, but not limited to, determination of eligibility for benefits and the amount of any benefit.

(c)	Wherever in the Plan this Plan Administrator is given discretionary powers, the Plan Administrator shall exercise such powers in a uniform and nondiscriminatory manner.

7.06 Applications

No application shall be required to receive a benefit under the Plan.

7.07 Information and Proof

Every Participant or Beneficiary shall furnish, at the request of the Plan Administrator, any information or proof reasonably required to determine his benefits rights. The Plan Administrator shall have the right to recover any benefit payments made in reliance on any willfully false or fraudulent statement, information, or proof submitted by a Participant or Beneficiary. The Plan Administrator also shall have the right to receive any mistaken payments hereunder.

7.08 Right of Appeal

In the event that any claim for benefits is denied in whole or in part, the claimant whose claim has been so denied will be notified of such denial in writing by the Plan Administrator. The notice advising of the denial will specify the reason or reasons for the denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed) and will advise the claimant of the procedure for the appeal of such denial.

An appeal from a denied claim must be made by the following procedure:

(a)
The claimant must file with the Plan Administrator a written notice of appeal of the denial, within sixty (60) days of notification by the Plan Administrator of such denial, setting forth all of the facts upon which the appeal is based.

(b)
The Plan Administrator will, within thirty (30) days of receipt of a notice of appeal, establish a hearing date on which the claimant may make an oral presentation in support of the appeal if the claimant so desires and by which the claimant must have submitted all written materials supporting the claim. The Plan Administrator will provide the claimant with prompt notice of such date.

(c)
The Plan Administrator will consider the merits of the claimant's written and oral presentations, the facts or evidence in support of the denial of payments, and such other facts and circumstances as the Plan Administrator deems relevant.

(d)
The Plan Administrator will render a determination to the claimant upon the appealed claim accompanied by a written statement as to the reasons therefore within thirty (30) days after the date on which the claimant presents his oral or written presentation.

ARTICLE 8 - AMENDMENT, TERMINATION AND MERGER

8.01 Amendment

The Plan may be amended by the Board at any time and in any manner. Amendments may apply to all groups covered or to certain groups only. Amendments may be made retroactively.

8.02 Termination

The Plan may be terminated by the Board at any time. However, unless the Board passes a resolution specifically terminating or superseding the Plan with respect to one or more future years, the Plan will continue in effect each year. After termination of the Plan, no future benefits shall be payable by the Plan. However, in the event of the termination or discontinuance of the Plan, (a) all Grandfathered Amounts to which a Participant is entitled at that time will become immediately due and payable in a lump sum to the Participant, or his Beneficiary, as applicable, and (b) all Section 409A Amounts to which a Participant is entitled at that time will continue to be payable in accordance with the terms of the Plan (and any payment elections made under the Plan) in existence on the date of Plan termination or discontinuance except to the extent that the Board provides otherwise at such time.

8.03 Merger

By action of the Board, the Plan may be merged, consolidated with or otherwise combined with any other nonqualified deferred compensation arrangement, provided that the arrangement, as so modified, continues to qualify for exemption from the application of the provisions of Titles I and IV of ERISA to the same extent that such exemption exists before any such merger, consolidation, or combination.

ARTICLE 9 - MISCELLANEOUS

9.01 Limitations on Liability

There shall be no liability upon the members of the Board, the Plan Administrator, the CEO or the Employer, individually, or collectively, to provide the benefits established by the Plan if ISO does not have assets to make such payments.

9.02 No Contract

Nothing contained in the Plan shall be construed as a contract of employment between any Employer and any Eligible Employee or Participant, or as a right of any Eligible Employee or Participant to be continued in the employment of the Employer, or as a limitation of the' right of the Employer to discharge the Eligible Employee or Participant with or without cause.

9.03 Applicable Law

The Plan shall be construed and administered under the laws of the State of New York, except as any laws of the United States may apply.

9.04 Severability

If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

9.05 Interpretation

When interpreting the provisions of the Plan, the intention that it be an unfunded supplemental executive retirement plan under ERISA shall be taken into account, and any ambiguities shall be resolved in favor with meeting those requirements.

9.06 No Alienation of Benefits

Except as otherwise provided in the Plan, neither the Participant nor his Beneficiary shall have right to commute, sell, assign, or otherwise transfer, encumber, or convey the right to receive any payment hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

9.07 Withholding of Taxes

To the extent required by law or at the election of the Participant, each Employer shall withhold federal, state, and local income and payroll taxes from deferrals or benefit payments hereunder, or at any other time required by law, and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required in connection with such withholdings and benefit payments.

9.08 Limitation on Participant's Rights

The rights under the Plan of a Participant and of any Beneficiary of the Participant shall be solely those of an unsecured creditor of the Employer. Any compensation deferred hereunder shall remain the sole property of the Employer until made available to the Participant or his Beneficiaries and shall be subject to the claims of the Employer's general creditors upon the Employer's insolvency or bankruptcy.

IN WITNESS WHEREOF, the Plan has been amended and restated effective as of the
1st day of January, 2009.

INSURANCE SERVICES OFFICE, INC